Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY CORPORATION REPORTS

SECOND QUARTER 2010 RESULTS

Core Funds from Operations In-Line

Strategic Acquisition of Industrial Portfolio Announced

Overall Portfolio Occupancy Increased and Balance Sheet Strengthened

Earnings Guidance Reaffirmed

(INDIANAPOLIS, July 28, 2010) – Duke Realty Corporation (NYSE: DRE), a leading industrial and office property REIT, today reported results for the second quarter 2010.

“Duke Realty had solid operating performance during the quarter. The acquisition of quality industrial assets represents a significant step in our ongoing strategy to reposition our portfolio,” said Dennis D. Oklak, chairman and chief executive officer. “We also demonstrated our ability to efficiently raise equity and debt during the quarter which is a testament to our investors’ confidence in our overall strategy and the progress that we have made to date.”

Operating Highlights

•

Core funds from operations per diluted share (“Core FFO”) was $0.29 for the quarter. Funds from Operations per diluted share (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) was $0.17 for the quarter and included $20.3 million ($0.09 per share) of losses on debt and preferred stock transactions, and $8.0 million ($0.03 per share) representing a non-cash impairment charge on an asset sale.

•	Strategic acquisition of industrial portfolio announced:

•

In June, the company announced the acquisition of its joint venture partner’s 50 percent interest in Dugan Realty, L.L.C. (“Dugan”) for $298.2 million, including the assumption of our partner’s share of the venture’s debt of $141.5 million. The transaction closed on July 1, 2010.

Duke Realty Corporation Reports Second Quarter Results

July 28, 2010

•	Overall portfolio occupancy increased:

•	Overall portfolio occupancy at June 30, 2010 was 87.9 percent, up from 87.2 percent at year-end 2009 and 87.5 percent at March 31, 2010;

•	Tenant retention rate was over 76 percent; and

•	Approximately 6 million square feet of leases were completed during the quarter.

•	Significant capital market transactions:

•	$310.8 million raised in sale of 26.45 million shares of common equity executed in conjunction with the acquisition of joint venture partner’s interest in Dugan;

•	$260.7 million par value unsecured bonds with 2011 and 2013 maturity dates repurchased in quarter through tender offer and open market purchases;

•	$250.0 million offering of ten-year, 6.75% unsecured bonds executed in April;

•	$55.7 million face amount of 8.375% Series O preferred stock repurchased in open market; and

•	$40.7 million in proceeds generated from second quarter asset dispositions.

•	2010 Core FFO guidance reaffirmed at $0.95 - $1.15 per share range, including the effect of the additional shares issued in the June 2010 common equity offering.

Financial Performance

•

Core FFO for the second quarter was $0.29 compared with $0.37 for the second quarter of 2009. The year over year change is primarily attributable to an increase in debt costs in 2010 and an increase in the company’s weighted average share count due to common equity offerings in April 2009 and June 2010. FFO as defined by NAREIT was $0.17 and $0.29 for the second quarter 2010 and 2009, respectively. Included in the $0.17 per share for 2010 are $20.3 million ($0.09 per share) of losses on debt and preferred stock transactions, and an $8.0 million ($0.03 per share) non-cash impairment charge on an asset sale. Included in the 2009 second quarter FFO of $0.29 were $18.7 million ($0.09 per share) of non-cash impairment charges and a $1.5 million ($0.01 per share) gain on debt transactions. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the Financial Performance section of this release.

Duke Realty Corporation Reports Second Quarter Results

July 28, 2010

•

Net income per diluted share (EPS) for second quarter 2010 was a loss of $0.19, as compared to a loss of $0.16 for the same quarter in 2009. The losses in both periods were primarily the result of non-cash impairment charges of $8.0 million and $18.7 million recognized in the second quarter of 2010 and 2009, respectively, and $20.3 million of losses on debt and preferred stock repurchases during the second quarter of 2010.

Capital Markets Transactions

The company has significantly improved its liquidity position while executing on deleveraging actions, including:

•

Completed the issuance and sale of 26.45 million shares of common stock in a public offering at a price of $11.75 per share, generating gross proceeds of $310.8 million ($298.1 million in net proceeds). The company used the proceeds to fund the acquisition of its joint venture partner’s interest in Dugan, repay debt, repurchase preferred stock and for general corporate purposes.

•

Repurchased in the open market and through a tender offer $260.7 million principal amount of its 2011 and 2013 unsecured bonds. A loss of approximately $15.8 million for the quarter was recognized in conjunction with these repurchases. Year to date the company has repurchased $275.7 million of unsecured bonds.

•	Executed a $250 million offering of 6.75% senior unsecured notes due March 15, 2020.

•	Repurchased $55.7 million face amount of 8.375% Series O preferred stock in the open market. In conjunction with these repurchases, a loss of approximately $4.5 million was recognized.

As a result of these and previously announced capital transactions, the company has no outstanding borrowings on its $850 million unsecured line of credit and $256.3 million of cash on hand as of June 30, 2010, to fund the closing of the Dugan acquisition and for repayment of debt assumed in the transaction.

Portfolio Performance

Operational highlights include:

•	Overall portfolio occupancy, including projects under development was 87.9 percent as of June 30, 2010, compared to 87.5 percent at March 31, 2010.

Duke Realty Corporation Reports Second Quarter Results

July 28, 2010

•	Tenant retention for the quarter was 76.3 percent.

•	Same-property net operating income for the three and twelve months ended June 30th decreased 1.6 percent and 3.0 percent, respectively and in line with our expectations.

Real Estate Investment Activity

Acquisitions

In June, the company announced the acquisition of its joint venture partner’s 50 percent interest in Dugan. The purchase price was $298.2 million, including the assumption of our partner’s share of the venture’s debt of $141.5 million. Dugan has a $195.4 million secured loan due in October 2010 and an $87.6 million secured loan due in October 2012. Dugan owns 106 industrial buildings totaling 20.8 million square feet and 62.6 net acres of undeveloped land located in Midwest and Southeast markets. The portfolio was 86.6 percent leased as of June 30, 2010. The transaction closed on July 1, 2010.

Also during the second quarter, the company acquired a 250,000 square foot industrial building in Phoenix, AZ that is 100 percent leased with a stabilized return of 8.8 percent. The company assumed $4.5 million of secured debt as part of this transaction. The company also acquired two newly developed industrial properties and land in South Florida. These assets total approximately 225,000 square feet and the land can support two additional buildings totaling 180,000 square feet. The buildings are not currently leased.

Development

Wholly Owned Properties

•

The company’s wholly owned development pipeline at June 30, 2010 consists of three pre-leased medical office projects. The total estimated costs of these projects upon stabilization are $76.9 million, with $12.3 million in costs remaining to be funded. The pipeline is 301,000 square feet and 92.0 percent pre-leased in the aggregate.

•	During the second quarter 2010, the company placed into service a 202,000 square foot office building that was 100 percent pre-leased.

•	A single, 40,000 square foot medical office asset was the only development start during the quarter. The asset is 51.0 percent pre-leased and located in Atlanta, GA.

Duke Realty Corporation Reports Second Quarter Results

July 28, 2010

Joint Venture Properties

•

The company’s joint venture development pipeline at June 30, 2010, consists of two projects which total 522,000 square feet and are 94 percent pre-leased. The total estimated costs of these projects upon stabilization are $187.2 million, with $113.5 million in remaining costs to be funded. (All joint venture costs and square footage are reported for 100 percent ownership.)

•	During the second quarter, a single, 436,000 square foot office project in Atlanta, GA was placed into service and was 2 percent pre-leased.

Dispositions

Proceeds from second quarter non-strategic building dispositions were $31.0 million at a stabilized capitalization rate of 8.2 percent. Significant dispositions included:

•	An 18 year old, 400,000 square foot industrial building in Cincinnati, OH that is 100 percent leased to a single tenant;

•	Three industrial and office assets totaling 139,000 square feet located in Minneapolis, MN which were sold to the city for redevelopment; and

•	A 91,000 square foot office building located in Indianapolis, IN sold to a user.

The company also received proceeds of $9.7 million on the disposition of land parcels during the second quarter. The primary disposition was approximately 50 acres of industrial land in Chicago, IL sold to an existing customer to develop their own facility. The company recognized a non-cash impairment charge of nearly $8 million on this sale.

Dividends Declared

The company’s board of directors declared a quarterly cash dividend on the company’s common stock of $0.17 per share, or $0.68 per share on an annualized basis. The second quarter dividend will be payable August 31, 2010, to shareholders of record as of August 17, 2010.

The board also declared the following dividends on the company’s outstanding preferred stock:

Duke Realty Corporation Reports Second Quarter Results

July 28, 2010

Class	NYSE Symbol	Quarterly Amount/Share	Record Date	Payment Date
Series J	DREPRJ	$0.414063	August 17, 2010	August 31, 2010
Series K	DREPRK	$0.406250	August 17, 2010	August 31, 2010
Series L	DREPRL	$0.412500	August 17, 2010	August 31, 2010
Series M	DREPRM	$0.434375	September 16, 2010	September 30, 2010
Series N	DREPRN	$0.453125	September 16, 2010	September 30, 2010
Series O	DREPRO	$0.523438	September 16, 2010	September 30, 2010

2010 Earnings Guidance

The company reaffirmed Core FFO guidance for 2010 of $0.95 to $1.15 per share, including for the effects of the June 2010 common equity offering.

Information Regarding FFO

The company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income (loss) before non-controlling interest and excluding gains (losses) on sales of depreciable property and extraordinary items (computed in accordance with generally accepted accounting principles (“GAAP”); plus real estate related depreciation and amortization, and after similar adjustments for unconsolidated joint ventures. The company believes FFO to be most directly comparable to net income as defined by GAAP. The company believes that FFO should be examined in conjunction with net income (as defined by GAAP) as presented in the financial statements accompanying this release. FFO does not represent a measure of liquidity, nor is it indicative of funds available for the company’s cash needs, including its ability to make cash distributions to shareholders. A reconciliation of net income and net income per share, as defined by GAAP, to FFO and FFO per share, as defined by NAREIT, is included in the financial information accompanying this release.

For information purposes, the company also provides FFO adjusted for certain non-cash items such as impairment charges, gains (losses) on debt transactions and gains (losses) on the repurchases of preferred stock to reflect what management defines as Core FFO. Although the calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the company believes it provides a meaningful supplemental measure of its operating performance. A reconciliation of FFO as defined by NAREIT to Core FFO is included in the Financial Performance section of this release.

Duke Realty Corporation Reports Second Quarter Results

July 28, 2010

About Duke Realty Corporation

Duke Realty Corporation owns and operates more than 134 million rentable square feet of industrial and office, including medical office, space in 18 major U.S. cities. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is listed on the S&P MidCap 400 Index. More information about Duke is available at www.dukerealty.com.

Second Quarter Earnings Call and Supplemental Information

Duke is hosting a conference call tomorrow, July 29, 2010, at 3:00 p.m. EDT to discuss its second quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company’s Web site.

A copy of the company’s supplemental information will be available after 6:00 p.m. EDT today through the Investor Relations section of the company’s Web site.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company’s future financial position, projected financing sources, future transactions with joint venture partners, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions, including the current economic recession; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company’s ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments, (viii) valuation of marketable securities and other investments; (ix) increases in operating costs; (x) changes in the dividend policy for the company’s common stock; (xi) the reduction in the company’s income in the event of multiple lease terminations by tenants; and (xii) impairment charges. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s filings with the Securities and Exchange Commission. The company refers you to the section entitled “Risk Factors” contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2009. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

Duke Realty Corporation Reports Second Quarter Results

July 28, 2010

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Media:

Jim Bremner

317.808.6920

jim.bremner@dukerealty.com

Investors:

Randy Henry

317.808.6060

randy.henry@dukerealty.com

Duke Realty Corporation

Statement of Operations

June 30, 2010

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Rental and related revenue	$215,536	$218,828	$436,625	$435,110
General contractor and service fee revenue	168,398	129,444	282,039	234,532

	383,934	348,272	718,664	669,642

Expenses:
Rental expenses	47,745	48,240	101,395	101,478
Real estate taxes	29,140	29,311	59,246	57,824
General contractor and service other services expenses	160,617	123,664	267,779	223,111
Depreciation and amortization	81,681	84,859	164,833	163,555

	319,183	286,074	593,253	545,968

Other operating activities
Equity in earnings of unconsolidated companies	2,016	2,462	6,945	4,989
Gain on sale of properties	4,973	—	7,042	—
Earnings from sales of land	—	—	—	357
Undeveloped land carrying costs	(2,542)	(2,680)	(4,793)	(5,045)
Impairment charges	(7,974)	(16,949)	(7,974)	(16,949)
Other operating expenses	(145)	(182)	(422)	(520)
General and administrative expense	(9,151)	(13,600)	(22,695)	(23,480)

	(12,823)	(30,949)	(21,897)	(40,648)

Operating income	51,928	31,249	103,514	83,026

Other income (expense)
Interest and other income, net	204	5	355	128
Interest expense	(60,637)	(50,917)	(119,447)	(101,777)
Gain (loss) on debt transactions	(15,773)	1,449	(16,127)	34,511
Loss on business combinations	—	(999)	—	(999)

Income (loss) from continuing operations before income taxes	(24,278)	(19,213)	(31,705)	14,889

Income tax benefit	—	3,187	—	5,894

Income (loss) from continuing operations	(24,278)	(16,026)	(31,705)	20,783

Discontinued operations:
Income before gain on sales	560	1,651	857	2,310
Impairment charges	—	(772)	—	(772)
Gain on sale of depreciable properties	3,078	49	12,856	5,168

Income from discontinued operations	3,638	928	13,713	6,706
Net income (loss)	(20,640)	(15,098)	(17,992)	27,489
Dividends on preferred shares	(18,363)	(18,363)	(36,726)	(36,726)
Loss on repurchase of preferred shares	(4,492)	—	(4,492)	—
Net loss attributable to noncontrolling interests	1,104	1,055	1,555	421

Net income (loss) attributable to common shareholders	($42,391)	($32,406)	($57,655)	($8,816)

Basic net income (loss) per common share:
Continuing operations attributable to common shareholders	($0.21)	($0.16)	($0.32)	($0.09)
Discontinued operations attributable to common shareholders	$0.02	$0.00	$0.06	$0.03

Total	($0.19)	($0.16)	($0.26)	($0.06)

Diluted net income (loss) per common share:
Continuing operations attributable to common shareholders	($0.21)	($0.16)	($0.32)	($0.09)
Discontinued operations attributable to common shareholders	$0.02	$0.00	$0.06	$0.03

Total	($0.19)	($0.16)	($0.26)	($0.06)

Duke Realty Corporation

Statement of Funds From Operations

June 30, 2010

(In thousands, except per share amounts)

	Three Months Ended June 30, (Unaudited)
	2010			2009
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Loss Attributable to Common Shares	($42,391)			($32,406)
Less: Dividends on share based awards expected to vest	(505)			(403)

Net Loss Per Common Share - Basic	(42,896)	227,082	($0.19)	(32,809)	207,290	($0.16)
Add back:
Noncontrolling interest in earnings of unitholders	—			—
Other potentially dilutive securities

Net Loss Per Common Share - Diluted	($42,896)	227,082	($0.19)	($32,809)	207,290	($0.16)

Reconciliation to Funds From Operations (“FFO”)
Net Loss Attributable to Common Shares	($42,391)	227,082		($32,406)	207,290
Adjustments:
Depreciation and amortization	82,005			86,818
Company share of joint venture depreciation and amortization	10,372			8,251
Earnings from depreciable property sales-wholly owned, discontinued operations	(3,078)			(49)
Earnings from depreciable property sales-wholly owned, continuing operations	(4,973)			—
Earnings from depreciable property sales-JV	(4)			—
Noncontrolling interest share of adjustments	(2,315)			(2,985)

Funds From Operations - Basic	39,616	227,082	$0.17	59,629	207,290	$0.29
Noncontrolling interest in loss of unitholders	(1,212)	6,404		(1,051)	6,725
Noncontrolling interest share of adjustments	2,315			2,985
Other potentially dilutive securities		2,615			764

Funds From Operations - Diluted	$40,719	236,101	$0.17	$61,563	214,779	$0.29
(Gains) losses on debt transactions	15,773			(1,449)
Losses on repurchases of preferred shares, net	4,492			—
Impairment charges and loss on business combination	7,974			18,720

Core Funds From Operations - Diluted	$68,958	236,101	$0.29	$78,834	214,779	$0.37

	Six Months Ended June 30, (Unaudited)
	2010			2009
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net Loss Attributable to Common Shares	($57,655)			($8,816)
Less: Dividends on share based awards expected to vest	(1,005)			(976)

Net Loss Per Common Share - Basic	(58,660)	225,625	($0.26)	(9,792)	178,052	($0.06)
Add back:
Noncontrolling interest in earnings of unitholders	—			—
Other potentially dilutive securities

Net Loss Per Common Share - Diluted	($58,660)	225,625	($0.26)	($9,792)	178,052	($0.06)

Reconciliation to Funds From Operations (“FFO”)
Net Loss Attributable to Common Shares	($57,655)	225,625		($8,816)	178,052
Adjustments:
Depreciation and amortization	166,173			167,026
Company share of joint venture depreciation and amortization	19,935			19,469
Earnings from depreciable property sales-wholly owned, discontinued operations	(12,856)			(5,168)
Earnings from depreciable property sales-wholly owned, continuing operations	(7,042)			—
Earnings from depreciable property sales-JV	(2,308)			—
Noncontrolling interest share of adjustments	(4,593)			(6,618)

Funds From Operations - Basic	101,654	225,625	$0.45	165,893	178,052	$0.93
Noncontrolling interest in loss of unitholders	(1,661)	6,505		(334)	6,745
Noncontrolling interest share of adjustments	4,593			6,618
Other potentially dilutive securities		2,552			638

Funds From Operations - Diluted	$104,586	234,682	$0.45	$172,177	185,435	$0.93
(Gains) losses on debt transactions	16,127			(34,511)
Losses on repurchases of preferred shares, net	4,492			—
Impairment charges and loss on business combination	7,974			18,363

Core Funds From Operations - Diluted	$133,179	234,682	$0.57	$156,029	185,435	$0.84

Duke Realty Corporation

Balance Sheet

June 30, 2010

(In thousands, except per share amounts)

	June 30, 2010	December 31, 2009
ASSETS:
Rental Property	$6,318,248	$6,390,119
Less: Accumulated Depreciation	(1,357,939)	(1,311,733)
Construction in Progress	79,971	103,298
Land Held for Development	643,832	660,723

Net Real Estate Investments	5,684,112	5,842,407

Cash	256,265	147,322
Accounts Receivable	19,382	20,604
Straight-line Rents Receivable	136,944	131,934
Receivables on Construction Contracts	55,532	18,755
Investments in and Advances to Unconsolidated Companies	518,157	501,121
Deferred Financing Costs, Net	49,195	54,489
Deferred Leasing and Other Costs, Net	355,248	371,286
Escrow Deposits and Other Assets	226,852	216,361

Total Assets	$7,301,687	$7,304,279

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Secured Debt	$788,850	$785,797
Unsecured Notes	2,929,603	3,052,465
Unsecured Line of Credit	16,083	15,770
Construction Payables and Amounts due Subcontractors	73,165	43,147
Accrued Real Estate Taxes	90,049	84,347
Accrued Interest	60,351	62,971
Accrued Expenses	35,058	48,758
Other Liabilities	188,239	198,906
Tenant Security Deposits and Prepaid Rents	38,989	44,258

Total Liabilities	4,220,387	4,336,419

Preferred Stock	960,957	1,016,625
Common Stock and Additional Paid-in Capital	3,571,901	3,269,436
Accumulated Other Comprehensive Loss	(2,888)	(5,630)
Distributions in Excess of Net Income	(1,490,099)	(1,355,086)

Total Shareholders’ Equity	3,039,871	2,925,345

Non-controlling Interest	41,429	42,515

Total Liabilities and Equity	$7,301,687	$7,304,279